UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): November 10, 2016

K2M GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36443	27-2977810
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 Hope Parkway, SE

Leesburg, Virginia 20175

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 777-3155

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 10, 2016, K2M Group Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with affiliates of Welsh, Carson, Anderson & Stowe XI, L.P. (the “Selling Stockholders”) and Wells Fargo Securities, LLC (the “Underwriter”), relating to an underwritten public offering (the “Offering”) of 4,500,000 shares of the Company’s common stock (the “Common Stock”), par value $0.001 per share (the “Shares”), by the Selling Stockholders. Under the terms of the Underwriting Agreement, the Underwriter has a 30-day option to purchase up to 675,000 additional shares of Common Stock from the Selling Stockholders.

The Shares were sold and any additional shares of Common Stock purchased by the Underwriter under its option will be sold, pursuant to a registration statement on Form S-3 (File No. 333-204604) (including a base prospectus) filed with the Securities and Exchange Commission (the “SEC”) on June 1, 2015, which was declared effective by the SEC on June 11, 2015, and a related prospectus supplement dated November 10, 2016.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

1.1	Underwriting Agreement, dated November 10, 2016, by and among K2M Group Holdings, Inc., the selling stockholders named therein and Wells Fargo Securities, LLC, as the Underwriter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

K2M GROUP HOLDINGS, INC.

Date: November 17, 2016	By:	/s/ GREGORY S. COLE
	Name:	GREGORY S. COLE
	Title	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 10, 2016, by and among K2M Group Holdings, Inc., the selling stockholders named therein and Wells Fargo Securities, LLC, as the Underwriter.